SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

       Delaware                                      1-14120                                     52-1611421
 (State or other jurisdiction of               (Commission File Number)                      (I.R.S. Employer Identification No.)
           incorporation)

One Jake Brown Road, Old Bridge, New Jersey 08857
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Executive Compensation Arrangement

     On October 5, 2009, the Compensation Committee of the Board of Directors of Blonder Tongue Laboratories, Inc. (the “Company”) reviewed and restructured the compensation arrangement for Peter Daly, Senior Vice-President of Sales and Marketing and Chief Marketing Officer of the Company. Under the restructured arrangement, which will be retroactively applied to the full 2009 calendar year, Mr. Daly will receive an annual fixed salary of $183,500.

     Mr. Daly is eligible to participate in the Blonder Tongue Executive Officer Bonus Plan with all other executive officers of the Company in 2009 and in future years to the extent determined by the Compensation Committee of the Board of Directors. From time to time, as determined by the Compensation Committee, Mr. Daly may be granted equity-based awards including stock purchase options, stock appreciation rights or stock awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:    /s/ Eric Skolnik Eric Skolnik
 Senior Vice President and Chief Financial Officer

Date: October 9, 2009